Exhibit 99.1

Kindred Biosciences Announces Third Quarter 2015 Financial Results
San Francisco, CA (November 9, 2015) Kindred Biosciences, Inc. (NASDAQ: KIN) today announced financial results for the third quarter ended September 30, 2015 and provided updates on its programs.
Development and Corporate Updates
KindredBio continues to advance a diversified portfolio of molecules in a capital efficient manner. Some of the recent highlights include:

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SentiKind™, or KIND-090, pivotal study. The pivotal field study of SentiKind, a KCNQ potassium channel agonist for post-operative pain in dogs, completed enrollment and the Company plans to report topline results in the coming weeks. The Chemical, Manufacturing, and Controls (CMC) and Target Animal Safety Study (TASS) technical sections of the New Animal Drug Application (NADA) have been submitted for this product candidate.

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Completion of enrollment in KIND-012 pivotal study. The pivotal study is fully enrolled and topline results are expected in the coming weeks. KindredBio announced positive results from a randomized, placebo-controlled pilot study investigating KIND-012 for fever in horses in March of this year. The Company has completed the in-life portion of the TASS and is currently preparing the CMC technical section of the NADA.

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Initiation of a randomized, placebo-controlled, pivotal field study for KIND-010 for the management of weight loss in cats. A randomized pilot study of KIND-010 has been completed and the Company initiated the pivotal field study for KIND-010 in October 2015. Topline results for the pivotal field study are expected in the fourth quarter of 2016.

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Completion of pilot study of KIND-011. The initial pilot study of KIND-011 for metabolic syndrome in horses has been completed. Based on the results, KindredBio is advancing formulation development for an analog, KIND-015, of this novel equine product candidate. KIND-015 is expected to have a similar safety and efficacy profile to KIND-011 but a lower cost of goods.

•	KIND-014 development program for equine gastric ulcer syndrome in horses. KindredBio has completed pilot studies and has initiated formulation development for KIND-014.

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Completion of pilot laboratory studies of feline erythropoietin. The feline erythropoietin program is advancing rapidly. The initial laboratory studies have been completed, with a positive efficacy signal, as evidenced by increased reticulocyte formation. The Company is preparing for GMP manufacturing activities and anticipates proceeding to GMP manufacturing in early 2016.

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Completion of PK study of canine TNF antibody. The PK study for the anti-TNF antibody has been completed with favorable pharmacokinetics, and KindredBio expects to initiate GMP manufacturing activities shortly.

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Progress in checkpoint inhibitor and multiple biologics programs. The checkpoint inhibitor programs are making strong progress, as are multiple other biologics programs that are in early-stage development.

Richard Chin, M.D., President and CEO of KindredBio, stated, “We are very pleased with the progress we’re making across our programs. In particular, we want to highlight the completion of enrollment in the

Exhibit 99.1

SentiKind pivotal study and the KIND-012 pivotal study. The Company continues to expect top-line results prior to year-end. We also met milestones in a number of other areas, including the filing of the CMC and TASS sections of the NADA for SentiKind, and rapid initiation of the KIND-010 pivotal study. We have made significant progress on our feline erythropoietin and other biologics programs, and have initiated activities toward GMP manufacturing for the biologics portfolio. We continue to be highly capital efficient.”
Third Quarter and Nine Month 2015 Financial Results
For the quarter ended September 30, 2015, KindredBio reported a net loss of $7.1 million or $0.36 per share, as compared to a net loss of $6.1 million or $0.31 per share for the same period in 2014. For the nine months ended September 30, 2015, net loss was $20.7 million or $1.05 per share, as compared to a net loss of $20.3 million or $1.10 per share for the same period in 2014.
Total research and development expenses for the three and nine months ended September 30, 2015 were $5.0 million and $14.8 million, respectively, compared to $3.8 million and $13.9 million for the same periods in 2014. Stock-based compensation expense was $0.4 million and $1.4 million for the three and nine months ended September 30, 2015 as compared to $0.4 million and $1.1 million for the same periods in 2014. The increase in research and development expenses in 2015 compared to 2014 was primarily due to higher payroll and related expenses as a result of increased headcount including costs associated with advancing biologics programs and stock-based compensation expense offset, in part, by lower field trial and material costs including consulting expenses. The 2014 expenses included costs of the Company’s CereKin and AtoKin pivotal trials.
Total general and administrative expenses for the three and nine months ended September 30, 2015 were $2.1 million and $6.0 million, respectively, compared to $2.3 million and $6.5 million for the same periods in 2014. Stock-based compensation expense was $0.6 million and $1.7 million for the three and nine months ended September 30, 2015 as compared to $0.9 million and $2.5 million for the same periods in 2014. The decrease in general and administrative expenses in 2015 was due primarily to lower consulting fees, professional services, and corporate and stock-based compensation expenses, offset by increased headcount expenses as the Company continues to build its corporate infrastructure and other general business expenses.
As of September 30, 2015, KindredBio had $83.6 million in cash, cash equivalents and short term investments. Net cash used in operating activities for the nine months ended September 30, 2015 was approximately $17.2 million. For the full year 2015, the Company expects operating expenses to be in the range of $25 million to $30 million, excluding the impact of stock-based compensation expense.
About Kindred Biosciences
Kindred Biosciences is a development-stage biopharmaceutical company focused on saving and improving the lives of pets.  Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy.  The Company’s strategy is to identify compounds and targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated compounds and targets for dogs, cats and horses.  The Company has a deep pipeline of novel drugs and biologics in development across many therapeutic classes.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to,

Exhibit 99.1

statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.
These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements.  These risks include, but are not limited to, the following:  our limited operating history and expectations of losses for the foreseeable future; the absence of revenue from our product candidates for the foreseeable future; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our lead product candidates, which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our product candidates; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to develop a satisfactory sales organization; our significant costs of operating as a public company; our potential inability to obtain patent protection and other intellectual property protection for our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC.  As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release.   Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.

Contact
Denise Bevers
KindredBio
denise.bevers@kindredbio.com
(650) 701-7904

Exhibit 99.1